Exhibit 99.2
RC2 CORPORATION
2008 INCENTIVE BONUS PLAN

ARTICLE 1.  PURPOSE.

The purposes of the Plan are (i) to promote the success of the Company; (ii) to associate more closely the interests of employees of the Company and its Subsidiaries with the Company's financial and performance goals, (iii) to provide incentives and rewards to those employees of the Company and its Subsidiaries who are in a position to contribute to the long-term success and growth of the Company; (iv) to assist the Company and its Subsidiaries in retaining and attracting employees with requisite experience and ability; and (v) to provide to Covered Employees Awards that are "qualified performance-based compensation" under Section 162(m) of the Code.

ARTICLE 2.  DEFINITIONS.

Section 2.01     "Award" means the cash incentive compensation paid or payable pursuant to the Plan.

Section 2.02     "Award Formula" means one or more objective formulas or standards, as defined in Section 162(m) of the Code, established by the Committee for purposes of determining the amount of an Award with respect to a Performance Goal.  An Award Formula based upon a percentage of a Participant's base pay shall use the Participant's base pay as of the date the Performance Goal is established.  Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.03     "Award Schedule" means the Award Schedule established pursuant to Section 4.01.

Section 2.04     "Beneficiary" mean the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his death while a Participant or, in the absence of such designation, the Participant's estate.

Section 2.05     "Board" means the Board of Directors of the Company.

Section 2.06     "Code" means the Internal Revenue Code of 1986, as amended.

Section 2.07     "Committee" means the Compensation Committee of the Board or such other committee or subcommittee of the Board designated by the Board to administer the Plan. The Committee for purposes of this Plan shall be composed of not less than two directors, each of whom is intended to be an "outside director" within the meaning of Code Section 162(m).

Section 2.08     "Company" means RC2 Corporation and its successors.

Section 2.09     "Covered Employee" means a covered employee within the meaning of Code Section 162(m)(3).  A Covered Employee shall also include any Participant designated by the Committee as a Covered Employee for a particular Plan Year because such person may be a covered employee within the meaning of Code Section 162(m)(3) for that Plan Year.

Section 2.10     "Eligible Employee" means any person, including an officer or director of the Company, who is employed by the Company or any Subsidiary of the Company.

Section 2.11     "Establishment Period" means, with respect to a Performance Period applicable to any Performance Grant made to a Covered Employee under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which 25% of the Performance Period shall have elapsed.

Section 2.12     "Participant" means an Eligible Employee selected from time to time by the Committee to participate in the Plan.

Section 2.13     "Performance Goal" means the target, goal or level of performance established by the Committee with respect to a Performance Measure for a Performance Period. The outcome of a Performance Goal shall be substantially uncertain when established by the Committee. Performance Goals shall be adjusted automatically, as appropriate, in the event of a stock dividend, stock split, recapitalization, reclassification, subdivision or other similar corporate change. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.14     "Performance Grant" means the grant to an Eligible Employee of an opportunity to participate in a particular Performance Goal with respect to a particular Performance Period.

Section 2.15     "Performance Measure" means one or more of the following selected by the Committee to measure Company performance for a Performance Period: basic or diluted earnings per share; net sales; net sales growth; return on equity; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and compensation expense for equity awards; operating income; gross profit; net income; return on assets; return on assets before interest and taxes; gross margins; net margins; trading margins; return on invested capital; cash flow from operations; cash flow per share; share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market share; comparisons with various stock market indices; and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Any of the foregoing Performance Measures may also be calculated prior to any bonus payments under this Plan or otherwise. Performance Measures also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division or business unit of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies. The Committee may provide for a mandatory adjustment of a Performance Measure to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles; provided, however, that with respect to any Covered Employee any such adjustment to be made must be specified in the Award prior to the expiration of the applicable Establishment Period. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.16     "Performance Period" means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to payment of an Award.

Section 2.17     "Plan" means this RC2 Corporation 2008 Incentive Bonus Plan.

Section 2.18     "Plan Year" means the Company's fiscal year.

Section 2.19     "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

ARTICLE 3.  PARTICIPATION.

Participants shall be selected by the Committee and shall only include Eligible Employees.  The selection of a Participant for a Performance Grant shall not entitle such individual to be selected as a Participant with respect to any other Performance Grant.

ARTICLE 4.  AWARDS.

Section 4.01  Award Schedules.  For each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Establishment Period, the Committee shall establish the Performance Grants in writing for such Performance Period by preparing an Award Schedule for each Covered Employee.  With respect to any Participant who is not a Covered Employee, the Committee may approve an Award Schedule for one or more groups of such Participants at any time during the Performance Period and in the aggregate and may delegate to any of the Company's management the authority to allocate Performance Grants and Awards among the members of any such group.  The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Committee may determine.  Once established for a Performance Period, such items shall not be amended or otherwise modified.  Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

Section 4.02  Performance Grant Agreement.  Performance Grants shall be evidenced by a separate written agreement between the Company and the Participant, in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee may require.  An agreement executed pursuant to this section shall include a copy of the Award Schedule with respect to the Participant and such other information as the Committee may determine is necessary and appropriate.

Section 4.03  Certification of Awards.  Subject to Section 4.04, a Participant shall be eligible to receive payment of an Award only when the Performance Goal(s) are achieved and the Committee determines, pursuant to the Award Formula, that all or some portion of such Participant's Award has been earned for the Performance Period.  As soon as administratively feasible after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the Award earned by each Participant for such Performance Period based upon such Participant's Award Formula.  The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use discretion to decrease, but not (as to any Covered Employee) increase, the amount of the Award otherwise payable to the Participant based upon such performance.  The maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $2,500,000.

Section 4.04  Payment of Awards.

(a)        With respect to any Covered Employee, except as otherwise provided in an employment agreement between the Covered Employee and the Company to the extent consistent with the requirements of Code Section 162(m), (i) Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section 4.03, but in no event after March 15 of the year following the end of any year in which the applicable Performance Period occurs and (ii) no Award with respect to a Performance Period will be payable to any Covered Employee who is not employed by the Company or a Subsidiary of the Company on the last day of such Performance Period.

(b)        With respect to any Participant who is not a Covered Employee, Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section 4.03, but in no event after March 15 of the year following the end of any year in which the applicable Performance Period occurs; provided that the Committee may, in its sole discretion, decide that an Award may be paid in whole or in part prior to such time.  Unless the Committee determines otherwise in its sole discretion, no Award with respect to a Performance Period will be payable to any Participant who is not a Covered Employee if such Participant is not employed by the Company or a Subsidiary of the Company on the last day of such Performance Period.

ARTICLE 5.  ADMINISTRATION.

Section 5.01  In General.  The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

Section 5.02  Determinations.  The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Performance Grants shall be final and conclusive.  Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Performance Grants under the Plan, whether or not such persons are similarly situated.

Section 5.03  Appointment of Experts.  The Committee may appoint such accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

Section 5.04  Delegation.  The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to duties it is required to perform under Section 162(m) of the Code.

Section 5.05  Books and Records.  The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

Section 5.06  Payment of Expenses.  The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

Section 5.07  Code Section 162(m).  With respect to any Covered Employee, it is the intent of the Company that this Plan and Awards satisfy the applicable requirements of "performance-based compensation" under Code Section 162(m) so that the Company's tax deduction for remuneration in respect of this Plan for services performed by Participants who are Covered Employees is not disallowed in whole or in part by the operation of such Code section.  If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

ARTICLE 6.  MISCELLANEOUS.

Section 6.01  Nonassignability.  Except as otherwise provided in the Plan, no Performance Grant or Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

Section 6.02  Withholding Taxes.  The Company or a Subsidiary of the Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company or any Subsidiary of the Company with respect to any Award under the Plan.

Section 6.03  Amendment or Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Code Section 162(m).  No amendments to, or termination of, the Plan shall impair the rights of a Participant in any Performance Grant or Award previously granted without such Participant's consent.

Section 6.04  Other Payments or Awards.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

Section 6.05  Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly.  Any such payment will be a complete discharge of the liability of the Company under the Plan.

Section 6.06  Unfunded Plan.  Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan.  Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

Section 6.07  No Fiduciary Relationship or Responsibility.  The Plan is not subject to ERISA.  Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder.  Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

Section 6.08  Limits of Liability and Indemnity.  Neither the Board nor the Committee, nor any members of either, nor any employees of the Company or its Subsidiaries, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its Subsidiaries with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Certificate of Incorporation (as amended and/or restated) of the Company.

Section 6.09 Right to Awards.  No employee of the Company or its Subsidiaries or other person shall have any claim or right to be a Participant in this Plan or to be granted a Performance Grant or Award hereunder.  Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries nor shall the grant of any Performance Grant or Award hereunder constitute a request or consent to postpone the retirement date of a Participant.  Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.  As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

Section 6.10  Section Headings.  Section headings used herein are for convenience and reference only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

Section 6.11  Severability.  Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law; provided, however, that if any provision of this Plan shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan.

Section 6.12  Applicable Law.  This Plan shall be governed, administered, construed and enforced according to the laws of the United States and the State of Delaware to the extent not preempted by the laws of the United States.

Section 6.13 Transfers and Leaves.  A change in employment or service from the Company to a Subsidiary of the Company, or vice versa, shall not constitute termination of employment or service for purposes of the Plan.  Furthermore, the Committee (or Board in case of a member of the Committee) may determine that for purposes of the Plan, a Participant who is on leave of absence will still be considered as in the continuous employment or service of the Company.

Section 6.14  Effective Date/Term.  The Plan shall become effective upon its adoption by the Committee and the Board, subject to stockholder approval of the Plan as described below.  The Company shall not make any payments under the Plan until the Plan is approved by the Company's stockholders in a manner that satisfies the requirements of Section 162(m) of the Code.  Any Performance Grant agreement issued prior to receiving stockholder approval shall specifically provide that the grant is contingent upon approval of the Plan by the Company's stockholders.  If the Plan is not approved by the stockholders by the 31st day of May, 2008, the Plan shall become ineffective, null and void as of the date it was adopted by the Board and the Committee, and all Performance Grants under the Plan immediately terminate.

Adopted by the Board of Directors:  March 25, 2008.

Approved by Stockholders at the 2008 Annual Meeting.